[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE GLOBAL SMALL CAP FUND

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1998 THROUGH AUGUST 31, 1998
                                                                Total   % of
                                                     Shares     Shares  Offering                        Shares
                          Date     Shares   Price perPurchased bOffered Purchased                       Held
Security*                 PurchasedPurchasedShare    Fund Group (000)   By Group Purchased From         08/31/98
Tweeter Home Entmt Group  07/16/98 1,500    $17.00   49,200     2,710   1.82%    Dain Rauchser Inc      0
Broadcast Com             07/16/98 400      $18.00   27,300     2,500   1.09%    Morgan Stanley         0
Entrust Technologies Inc  08/17/98 400      $16.00   29,100     7,770   0.37%    Goldman Sachs          0
Geocities                 08/10/98 500      $17.00   45,000     4,750   0.95%    Goldman Sachs          0

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1998 THROUGH NOVEMBER 30, 1998
                                                                Total
                          Date     Shares   Price perPurchased bOffered Offered                         Held
Security*                 PurchasedPurchasedShare    Fund Group (000)   By Group Purchased From         11/30/98
EBAY Inc.                 09/23/98 500      $18.00   50,700     3,500   1.45%    Goldman Sachs          0

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1998 THROUGH FEBRUARY 28, 1999
                                                                Total
                          Date     Shares   Price perPurchased bOffered Offered                         Held
Security*                 PurchasedPurchasedShare    Fund Group (000)   By Group Purchased From         02/28/99
Ticketmaster Online       12/02/98 1,200    $14.00   121,700    7,000   1.74%    Nationsbanc Montgomery 0
NVIDIA Corp.              01/21/99 100      $12.00   16,600     3,500   0.47%    Morgan Stanley         0
Verticalnel               02/11/99 200      $16.00   28,300     3,500   0.81%    Lehman Bros.           0
Euro Pan Europe Commun.   02/12/99 1,140    29 EURO  48,250     40,000  0.12%    Goldman Sachs          0
Serena Software           02/12/99 500      $13.00   69,100     6,000   1.15%    Lewco Sec.             0
Webtrends                 02/19/99 200      $13.00   25,400     3,500   0.73%    Dain Rauchser Inc      0
PC Order Com.             02/25/99 200      21       25,300     2,200   1.15%    Soundview Financial    200

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1999 THROUGH MAY 31, 1999
                                                                Total
                          Date     Shares   Price perPurchased bOffered Offered                         Held
Security*                 PurchasedPurchasedShare    Fund Group (000)   By Group Purchased From         05/31/99
Cinar Corp.               03/04/99 12,100   $20.00   494,800    7,000   7.07%    Furman Selz            16,200
Novasle Corp.             03/15/99 3,300    $20.00   99,100     2,400   4.13%    Morgan Stanley         19,400
Ivillage Inc.             03/18/99 200      $24.00   33,500     3,650   0.92%    Goldman Sachs          0
Cheap Tickets             03/19/99 100      $15.00   22,600     3,500   0.65%    William Blair          0
Autoweb.Com               03/22/99 300      $14.00   54,000     5,000   1.08%    CS First Boston        0
Onemain. Com              03/25/99 400      $22.00   56,600     8,500   0.67%    BT Alex Brown          0
Autobytel.Com             03/26/99 300      $23.00   41,800     4,500   0.93%    BT Alex Brown          0
MKS Instruments           03/29/99 12,400   $14.00   595,400    6,500   9.16%    Nationsbanc Montgomery 14,500
Ziff-Davis Inc.           03/30/99 800      $19.00   136,600    10,000  1.37%    Goldman Sachs          0
Republic Services, Inc.   04/27/99 23,800   $16.88   6,499,200  100,000 6.50%    Merrill Lynch          0
Proxicom                  04/20/99 300      $13.00   52,400     4,500   1.16%    Thomas Weisel Prin     0
Worldgate Communications  04/15/99 400      $21.00   62,000     5,000   1.24%    Gerard Klauer Mattis   0
Beyond.Com                04/08/99 4,700    $35.00   198,200    4,000   4.96%    CS First Boston        0
ITURF                     04/09/99 200      $22.00   37,300     4,200   0.89%    BT Alex Brown          0
Applied Theory Corp       04/29/99 200      $16.00   41,800     4,500   0.93%    Bear Stearns           0
Launch Media              04/29/99 200      $22.00   29,000     3,400   0.85%    Lewco Secs Agent       0
Flycast Communications Cor05/04/99 200      $25.00   29,100     3,000   0.97%    BT Alex Brown          0
CAIS Internet Inc.        05/20/99 300      $19.00   45,900     6,000   0.77%    Bear Stearns           0
Juno Online Services      05/25/99 500      $13.00   33,200     6,500   0.51%    Salomon Smith Barney   0
Starmedia Network Inc.    05/25/99 500      $15.00   81,400     7,000   1.16%    Goldman Sachs          0
RCN Corp.                 05/26/99 470      $39.00   706,700    8,000   8.83%    Salomon Smith Barney   5,200

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1999 THROUGH JULY 31, 1999
                                                                Total
                          Date     Shares   Price perPurchased bOffered Offered                         Held
Security*                 PurchasedPurchasedShare    Fund Group (000)   By Group Purchased From         07/31/99
Citadel Communications    06/21/99 7,800    $29.25   347,600    10,000  3.48%    CS First Boston        0
Globespan Inc.            06/23/99 300      $15.00   47,400     3,250   1.46%    BancBoston Robertson   0
Internet.com              06/25/99 400      $14.00   81,800     3,400   2.41%    Piper Jaffray          0
Persistence Software Inc. 06/25/99 100      $11.00   25,100     3,000   0.84%    BancBoston Robertson   0
E-Loan Inc.               06/28/99 100      $14.00   22,700     3,500   0.65%    Goldman Sachs          0
Network Plus Corp.        06/29/99 1,600    $16.00   283,200    8,000   3.54%    Goldman Sachs          0
Commerce One              07/01/99 300      $21.00   59,000     3,300   1.79%    CS First Boston        0
Salem Communications Corp.07/01/99 2,600    $22.50   133,700    8,400   1.59%    DB Clearing Services   0
Yankee Candle Co.         07/01/99 6,600    $18.00   292,300    12,500  2.34%    Morgan Stanley         0
Commtouch Software Ltd.   07/13/99 200      $16.00   42,000     3,000   1.40%    Piper Jaffray          0
Triquint Semiconductor Inc07/13/99 3,500    $43.63   155,900    3,865   4.03%    SG Cowen Securities    4,800
National Information Conso07/15/99 1,100    $12.00   211,500    13,000  1.63%    Thomas Weisel          0
Ravisent Technologies, Inc07/15/99 3,900    $12.00   176,700    5,000   3.53%    Bear Stearns           0
Engage  Technologies, Inc.07/19/99 300      $15.00   63,000     6,000   1.05%    Goldman Sachs          0
Insweb Corp.              07/22/99 400      $17.00   72,800     5,000   1.46%    Advest, Inc.           0
Liberate Technologies     07/27/99 400      $16.00   70,700     6,250   1.13%    CS First Boston        0
Focal Communications      07/27/99 1,300    $13.00   235,600    9,950   2.37%    Salomon Smith Barney   0
Digex, Inc.               07/29/99 700      $17.00   135,600    10,000  1.36%    Bear Stearns           7,300
Net2Phone Inc.            07/29/99 200      $15.00   41,900     5,400   0.78%    Lewco Secs Agent       0

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.